                                                                       EXHIBIT 7

                              Eckerd Corporation
                             8333 Bryan Dairy Road
                                Largo, FL  34647


                                                        October 16, 1996


J.C. Penney Company, Inc.
6501 Legacy Drive
Plano, TX  75024-3698


Attention:  Donald A. McKay
            Chief Financial Officer

Gentlemen:

     In order to allow you to evaluate the possible acquisition (the "Proposed Acquisition") of Eckerd Corporation (the "Company"), we will deliver to you, upon your execution and delivery to us of this letter agreement, certain information about the properties and operations of the Company. All information about the Company furnished by us or our Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information". Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives,
(b) was available to you on a nonconfidential basis prior to its disclosure by us or our Representatives or (c) becomes available to you on a nonconfidential basis from a person other than us or our Representatives who is not known by you after reasonable inquiry to be bound by a confidentiality agreement with us or any Representative of ours, or is otherwise not known by you after reasonable inquiry to be under an obligation to us or any Representative of ours not to transmit the information to you. As used in this letter agreement, the term "Representative" means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling persons. As used in this letter agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

     Except as required by law or agreement with a stock exchange as advised by counsel, unless otherwise agreed to in writing by us, you agree (a) to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than your Representatives who are actively and directly participating in your evaluation of the Proposed Acquisition or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Acquisition and to cause those persons to observe the terms of this letter agreement, (b) not to use Proprietary Information for any purpose other than in connection with your evaluation of the Proposed Acquisition or the consummation of the Proposed Acquisition and (c) not to disclose to any person (other than those of your Representatives who are actively and directly participating in your evaluation of the Proposed Acquisition or who otherwise need to know for the purpose of evaluating the Proposed Acquisition and, in the case of your Representatives, whom you will cause to observe the terms of this letter agreement) any information about the Proposed Acquisition, or the terms or conditions or any other facts relating
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                                      -2-


thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Proprietary Information has been made available to you or your Representatives. You will be responsible for any breach of the terms of this letter agreement by you or your Representatives.

     In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information or any other information concerning the Company or the Proposed Acquisition, you agree that you will provide us with prompt notice of such request or requirement in order to enable us to seek an appropriate protective order or other remedy, to consult with you with respect to our taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this letter agreement. In any such event you will use your reasonable best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment.

     You also agree that for a period of one year from the date of this letter agreement, neither you nor any of your Representatives will, without the prior written consent of the Company or its Board of Directors:

   (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

   (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

   (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

   (d) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or

   (e) request the Company or any of our Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

     The provisions of the preceding paragraph shall terminate and will not be deemed to prohibit any of the potential actions described therein the event that
(x) the Company enters into an agreement to engage in (i) a merger transaction involving a change in control of the Company, (ii) a consolidation transaction involving a change in control of the Company or (iii) a transaction related to the sale of all or substantially all of the Company's assets or more that 20% of the Company's outstanding equity securities, or (y) a third party makes a tender offer, exchange offer or any other public offer with respect to the Company to acquire control of the Company. You will promptly advise the Company of any inquiry or proposal made to you with respect.

     If you determine that you do not wish to proceed with the Proposed Acquisition, you will promptly advise us of that decision. In that case, or in the event that we, in our sole discretion, so request or the Proposed Acquisition is not consummated by you, you will, upon our request, promptly deliver to us or destroy all Proprietary Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in your possession or in the possession of any Representative of yours.
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                                      -3-

     You acknowledge that none of the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or our other Representatives and none of the respective officers, directors, employees, agents or controlling persons of Merrill Lynch or such other Representatives makes any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and you agree that none of such persons shall have any liability to you or any of your Representatives relating to or arising from your or their use of any Proprietary Information or for any errors therein or omissions therefrom. You also agree that you are not entitled to rely on the accuracy or completeness of any Proprietary Information and that you shall be entitled to rely solely on such representations and warranties as may be made to you in any final acquisition agreement relating to the Proposed Acquisition, subject to the terms and conditions of such agreement.

     You agree that, without our prior written consent, you will not for a period of one year from the date hereof directly or indirectly solicit for employment or employ any person who is now employed by us or any of our subsidiaries in a managerial or senior capacity and who is identified by you as a result of your evaluation or otherwise in connection with the Proposed Acquisition; provided, however, that the foregoing shall not prohibit any advertisement or general solicitation for employment as a result thereof that is not specifically targeted to such employees and you shall not be prohibited from employing any such person who contacts you on his or her own initiative and without any direct or indirect solicitation by you (other than pursuant to any advertisement or general solicitation).

     You agree that until a final acquisition agreement regarding the Proposed Acquisition has been executed by you and us, neither we nor any of our Representatives are under any legal obligation and shall have no liability to you of any nature whatsoever with respect to the Proposed Acquisition by virtue of this letter agreement or otherwise. You also acknowledge and agree that (i) we and our Representatives may conduct the process that may or may not result in the Proposed Acquisition in such manner as we, in our sole discretion, may determine (including, without limitation, negotiating and entering into a final acquisition agreement with any third party without notice to you) and (ii) we reserve the right to change (in our sole discretion, at any time and without notice to you) the procedures relating to our and your consideration of the Proposed Acquisition (including, without limitation, terminating all further discussions with you and requesting that you return to us or destroy all Proprietary Information).

     Without prejudice to the rights and remedies otherwise available to us, you agree we shall be entitled to equitable relief by way of injunction or otherwise if you or any of your Representatives breach or threaten to breach any of the provisions of this letter agreement.

     It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
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                                      -4-

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

     Any assignment of this letter agreement by you without our prior written consent shall be void.

     This letter agreement contains the entire agreement between you and us concerning confidentiality of the Proprietary Information, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon you or us, unless approved in writing by each of you and us.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

     In connection with the Proposed Acquisition, J.C. Penney will provide certain confidential information to the Company, including confidential information concerning Thrift Drugstores, Inc. The parties agree that all of the terms and provisions of this letter agreement, including without limitation, the exceptions to the definition of "Proprietary Information", that apply to J.C. Penney in respect of Proprietary Information furnished to it by the Company shall also apply to the Company in respect of Proprietary Information furnished to it by J.C. Penney.

                                       ECKERD CORPORATION

                                       By /s/ Samuel G. Wright
                                         -----------------------------------
                                         Samuel G. Wright

                                         Executive Vice President and Chief
                                         Financial Officer

Accepted and Agreed
as of the date
first written above:

J.C. PENNEY COMPANY, INC.


By /s/ Donald A. McKay
  --------------------------
  Donald A. McKay
  Chief Financial  Officer